Exhibit 10.7
Settlement and Release Agreement
     This Settlement and Release Agreement (this “Settlement Agreement”) is made effective the 22nd day of December 2009 at 7:00 a.m. Central Time (the “Effective Time”) by and between The Meridian Resource Corporation (“TMR”) (individually and on behalf of each other Meridian Party (as defined below)), a Texas corporation with a mailing address at 1401 Enclave Parkway, Suite 300, Houston, Texas 77077, on the one hand and Texas Oil Distribution & Development, Inc. (“TODD”), a Texas corporation with a mailing address at 11211 Wilding Lane, Houston, Texas 77024, JAR Resource Holdings, LLP (“JAR”), a Texas limited liability partnership with a mailing address at 11211 Wilding Lane, Houston, Texas 77024, and Joseph A. Reeves, Jr. (“Reeves”), a person of full age of majority with a mailing address at 11211 Wilding Lane, Houston, Texas 77024, on the one hand. TMR, TODD, JAR and Reeves are sometimes referred to below collectively as “Parties” and each individually as a “Party.” TODD, JAR, and Reeves are sometimes collectively referred to as “Reeves Parties.”
Recitals
     (a) TMR-subsidiary Texas Meridian Resources Exploration, Inc. (now known as The Meridian Resource & Exploration LLC) (“TMRX”) and TODD entered into that certain letter agreement dated July 15, 1996 (the “Letter Agreement”), which superseded an earlier letter agreement dated July 1, 1994, with a form of Master Participation Agreement attached as both Exhibit 1 thereto for various prospects (collectively referred to as “MPAs”). TODD has assigned to JAR certain interests in certain wells subject to certain MPAs.
     (b) Pursuant to the MPAs, various assignments (collectively, the “Prior MPA Assignments”) were executed by TMR, TMRX, Louisiana Onshore Properties LLC (formerly known as Louisiana Onshore Properties LLC) (“LOPI”) and/or Cairn Energy USA, Inc. (“Cairn”) (each along with any other subsidiary of TMR, a “Meridian Party”; and collectively with all other subsidiaries of TMR, “Meridian Parties”) in favor of TODD (or, in certain instances at TODD’s request, partially to TODD and partially to JAR).
     (c) TMR (then known as Texas Meridian Resources Corporation) and Reeves entered into that certain Agreement dated June 27, 1995 but effective as of January 1, 1994 (the “Original NPI Agreement”) concerning net profits interests to be earned by Reeves thereunder (the “NPIs”).
     (d) Pursuant to the Original NPI Agreement, TMR, TMRX, LOPI and/or Cairn executed various assignments of net profits interests (collectively, the “Prior NPI Assignments”) in favor of Reeves.
     (e) TMR and Reeves entered into a Termination Agreement as of April 29, 2008 (the “Termination Agreement”) relating to (among other things) the Original NPI Agreement, the Prior NPI Assignments, the MPAs and the Prior MPA Assignments.
     (f) Pursuant to the Termination Agreement, TMR and Reeves entered into an “Amendment to Agreement Dated June 27, 1995” (the “NPI Amendment”) amending the Original NPI Agreement and Prior NPI Assignments.

     (g) Contemporaneously with the execution and delivery of this Settlement Agreement and as a material inducement to the Parties’ execution of this Settlement Agreement, TMR (along with TMRX, LOPI and Cairn) and TODD are entering into an “Omnibus Agreement Relating to Assigned Interests” relating to the Original NPI Agreement, the NPI Amendment, the Letter Agreement and the MPAs (hereinafter referred to as the “Omnibus Agreement”). All capitalized terms used but not defined in this Settlement Agreement shall have the same meaning as provided in the Omnibus Agreement.
     (h) For joint interest billings through October 31, 2009 and after credit of partial payments made by TODD, the Meridian Parties contend that TODD still owes $1,482,488.85 to one or more Meridian Parties under joint interest billings under one or more of the Third Party Operating Agreements and Form JOAs.
     (i) For joint interest billings through October 31, 2009 and after credit of partial payments made by JAR, the Meridian Parties contend that JAR still owes $174,059.35 to one or more Meridian Parties under joint interest billings under one or more of the Third Party Operating Agreements and Form JOAs.
     (j) The combined amount the Meridian Parties contend is owed by TODD and JAR pursuant to recitals (h) and (i) above is $1,656,548.20, which is hereafter referred to as the “MPA Indebtedness.”
     (k) The Reeves Parties have asserted, and TMR disputes, that one or more Meridian Parties owe various amounts to the Reeves Parties under the Original NPI Agreement with respect to production before the Effective Time and/or with respect to the amount, if any, of his net profits interests in certain wells and that TODD and JAR have a claim against TMRX with respect to a certain well in which they had an interest. The Reeves Parties have also claimed certain defenses to and offsets against the MPA Indebtedness.
     (l) For purposes of this Settlement Agreement, the following terms have the following meanings:
     (1) The term “Claims” means any and all claims, suits, demands, disputes, actual damages, punitive damages, fines, penalties, costs and expenses (including without limitation for attorney fees, consultant fees and expert fees) and other loss or damage of any kind (whether arising in contract, in tort, in equity, at law or otherwise; whether known or unknown; whether suspected or unsuspected; and whether fixed, contingent, conditional or otherwise).
     (2) The term “Meridian-Related Parties” means and includes, subject to the next sentence: (i) TMR, TMRX, LOPI and Cairn; (ii) any and all other current or former subsidiaries of TMR; (iii) any legal representative, successor or assign of any of the foregoing entities; and (iv) the current and former employees, shareholders, directors, managers, partners, joint venturers, co-owners, insurers, attorneys, agents and representatives of any or all of the foregoing. Nonetheless, Meridian-Related Parties shall not include any Reeves-Related Parties.

     (3) The term “Reeves-Related Parties” means and includes (i) Reeves and Marilyn Dianne Stewart Reeves; (ii) TODD, JAR and JAR Resources Corporation; (iii) any legal representative, successor or assign of any of the foregoing persons or entities; and (iv) the current and former employees, shareholders, directors, managers, partners, insurers, attorneys, agents and representatives of any or all of the foregoing.
     (m) Recognizing the benefits in resolving various actual or potential disputes and after weighing the risks of litigation against the benefits of settlement, TMR on behalf of the Meridian Parties on the one hand and TODD, JAR and Reeves on the other hand each desire to settle and compromise any existing and potential disputes between them on the terms and conditions set forth below.
Agreement
     NOW, THEREFORE, in consideration of the recitals above, the provisions below and other good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges, the Parties agree as follows:
     1. Credit to Reeves, TODD and JAR; payments to TMR. In complete and final settlement and compromise of all outstanding Claims asserted by TODD, JAR and Reeves against one or more Meridian Parties (whether under the agreements referenced above or otherwise) and as partial consideration for the contemporaneous execution of the Omnibus Agreement, the Parties agree for $600,000 to be credited against the MPA Indebtedness, to be paid as follows. Subject to paragraph 3 below, the outstanding balance owed under the MPAs by TODD and JARR through October 31, 2009, after application of the $600,000 credit, is $1,056,548.20. TODD and JAR are entitled to credit the $600,000 amongst the MPA Indebtedness in any manner they chose. As part of this Settlement Agreement, however, TODD and JAR shall pay, within five days of the execution of this Settlement Agreement, an additional $400,000 to further reduce the MPA Indebtedness and will bring all joint interest billings under the MPAs (including the remaining MPA Indebtedness plus any further joint interest billings issued after October 31, 2009) current (within 30 to 45 days) no later than the earlier of (i) May 1, 2010 or (ii) five business days before the date of a TMR shareholder meeting to approve the Agreement and Plan of Merger between TMR and Alta Mesa Holdings, LP.
     2. General release and settlement of Released Claims. As further consideration for this Settlement Agreement but subject to paragraph 3 below, the Parties also agree as follows:
     (a) Release by Reeves Parties: Each of TODD, JAR and Reeves hereby forever releases, discharges, waives and forgoes any and all Claims of any kind or nature (whether asserted or unasserted and whether known or unknown) that such Party ever had, have, claim or may have or in future obtain against any or all of the Meridian-Related Parties where such Claims arose and/or accrued at or prior to the Effective Time.
     (b) Release by the Meridian Parties: TMR on behalf of each Meridian Party forever releases, discharges, waives and forgoes any and all Claims of any kind or nature (whether asserted or unasserted and whether known or unknown) that any Meridian Party ever had, have, claim or may have or in future obtain against any or all of the Reeves-

Related Parties where such Claims arose at or prior to the Effective Time. This release and compromise shall include, without limitation, any claim any Meridian Party now has or may have or acquire in the future against any Reeves Party, arising out of or based upon any claim asserted against any Meridian Party by Shell Oil Company, Shell Western E&P Inc., or any of these companies’ predecessors, successors, parent or holding companies, subsidiaries, or related or affiliated companies or entities (hereafter “Shell Entity” or “Shell Entities”), in which one or more Shell Entities seeks indemnity or contribution relating to any claim asserted against any Shell Entity for environmental or property damage occurring at or prior to the Effective Time. Thus, and by way of illustration, if a Shell Entity seeks payment, reimbursement, contribution, or indemnity from any Meridian Party for a cleanup, settlement, or judgment performed or paid by a Shell Entity as a result of an environmental claim arising before the Effective Time, this compromise and release includes any present or future claim by any Meridian Party seeking contribution from a Reeves Party with respect to any payment, settlement, or judgment paid by a Meridian Party to the said Shell Entity for such environmental claim.
     (c) Miscellaneous: The Claims released pursuant to this Settlement Agreement may be referred to hereafter as “Released Claims.” Notwithstanding any other provision in this Settlement Agreement, Released Claims do not include claims arising out of or relating to a breach by any of the Parties of any covenant, obligation, representation or warranty provided for under this Settlement Agreement and/or the Omnibus Agreement. Nothing in this Settlement Agreement shall be construed as an admission of liability, fault or breach by any Party or of any claim or defense of any Party. Each Party knowingly waives (i) any Claim that this Settlement Agreement was induced by any misrepresentation, nondisclosure, coercion or duress and (ii) any right to rescind or avoid this Settlement Agreement based upon the currently existing facts, whether known or unknown.
     3. Effective Time. The Parties recognize that as the result of normal production accounting, and payment lag, payments are currently owed to the Reeves Parties with regard to production on which the Reeves Parties have not previously been paid as of the Effective Time of this Settlement Agreement. Nothing in this Settlement Agreement releases the Reeves Parties entitlement to receive such payments. With respect to calculating such payments, any payments made to the Reeves Parties subsequent to the Effective Time with regard to production for which the Reeves Parties have not previously been paid by the Meridian Parties, shall be paid in compliance with the Omnibus Agreement (including without limitation the decimal interests set forth in the exhibits attached thereto, and further including, without limitation, Exhibits 4, 7, and 8) without regard to whether the underlying production occurred prior to the Effective Time, but in all events subject to the provisions on paragraph 4(c) below.
     4. Audit rights. Notwithstanding anything in paragraphs 1-3 above to the contrary but subject to paragraphs 4(a)-(c) below, (i) TODD and all applicable Meridian Parties retain and do not release any or all audit rights for time periods after October 31, 2009 (and corresponding rights to issue additional invoices together with the right to contest the amounts claimed in such invoices, including for expenses incurred (or third-party invoice received by a Meridian Party) after October 31, 2009 but before the Effective Time) under, subject to and in accordance all applicable Third Party Operating Agreements and Form JOAs with respect to any Active MPA

Prospect, (ii) JAR and all applicable Meridian Parties retain and do not release any or all audit rights for time periods after October 31, 2009 (and corresponding rights to issue additional invoices together with the right to contest the amounts claimed in such invoices, including for expenses incurred (or third-party invoice received by a Meridian Party) after October 31, 2009 but before the Effective Time) under, subject to and in accordance all applicable Third Party Operating Agreements and Form JOAs with respect to any Active MPA Prospect in which JAR holds an interest and (iii) Reeves and all applicable Meridian Parties retain and do not release any or all audit rights for time periods after October 31, 2009 (and corresponding rights to deduct from future revenues CHARGEABLE EXPENSES incurred (including for third-party invoice received by a Meridian Party) after October 31, 2009 but before the Effective Time, together with the right to contest any such deductions) under, subject to and in accordance the Original NPI Agreement as amended by the NPI Amendment with respect to any Active NPI Prospect or Suspended NPI Prospect. Furthermore, the Reeves Parties do not release their audit rights for purposes of insuring that payments were made by the Meridian Parties in compliance with paragraph 3 above. For avoidance of doubt, claims arising under this paragraph 4 are not Released Claims.
     (a) Except as provided in paragraph 4(c) below, nothing in this Settlement Agreement shall reserve or grant to any Party the right to contest or dispute (i) that any gross working interest or net revenue interest of TODD is other than as provided for under the Omnibus Agreement (or any amendments thereto), (ii) that any gross working interest or net revenue interest of JAR is other than as provided for under the Omnibus Agreement (or any amendments thereto) and (iii) that any net profits interest of Reeves is other than as provided for in the Omnibus Agreement (or any amendments thereto).
     (b) Nothing in this Settlement Agreement shall reserve to TODD, JAR or Reeves any claim referenced in recitals (h)—(k) above. Without limiting the scope of the release in paragraph 2(a) above, TODD, JAR and Reeves expressly and forever release, discharge, waive and forgo any and all such claims.
     (c) Notwithstanding Exhibit 4 to the Omnibus Agreement, the Parties agree that, in compromise of their disputes, the net profits interests of Reeves for those wells listed on Exhibit 1 hereto shall be treated as 1.5% of 8/8ths for all production at or before October 31, 2009.
     5. Representations by TODD, JAR and Reeves. Each of TODD, JAR and Reeves represents and warrants as follows:
     (a) Such Party is duly authorized to execute and deliver this Settlement Agreement. All consents, authorizations and court approvals required for such Party to execute and deliver this Settlement Agreement have already been obtained and are in full force and effect.
     (b) Before such Party signed this Settlement Agreement, such Party read the entirety of this Settlement Agreement and counsel for such Party reviewed this Settlement Agreement with such Party and explained to such Party the import and effect of each provision of this Settlement Agreement.

     (c) In entering into this Settlement Agreement, such Party is doing so voluntarily and has relied solely on its/his own knowledge and judgment and the advice of its/his counsel and has not relied on any representation, promise, advice or action by any other person or entity (except as expressly provided in this Settlement Agreement).
     (d) No portion of (i) any Claims ever asserted by or on behalf of such Party against any Meridian-Related Party, (ii) the Claims being released by such Party under paragraph 2(a) above or (iii) any right, title and interest of such Party in or to any of the agreements referenced in the recitals above has been sold, assigned, conveyed, exchanged, donated, encumbered, transferred or otherwise alienated to any other person or entity (other than to another Party).
     (e) Reeves (directly or indirectly) wholly owns and controls both TODD and JAR.
     6. Representations by TMR. TMR represents and warrants as follows:
     (a) TMR is duly authorized to execute and deliver this Settlement Agreement on behalf of itself and all Meridian Parties. All consents, authorizations and court approvals required for TMR to execute and deliver this Settlement Agreement have already been obtained and are in full force and effect.
     (b) Before TMR signed this Settlement Agreement, TMR read the entirety of this Settlement Agreement and counsel for TMR reviewed this Settlement Agreement with TMR and explained to TMR the import and effect of each provision of this Settlement Agreement.
     (c) In entering into this Settlement Agreement, TMR is doing so voluntarily and has relied solely on its own knowledge and judgment and the advice of its counsel and has not relied on any representation, promise, advice or action by any other person or entity (except as expressly provided in this Settlement Agreement).
     (d) No portion of (i) any Claims ever asserted by or on behalf of such Party against any Reeves-Related Party or (ii) the Claims being released by TMR under paragraph 2(b) above has been sold, assigned, conveyed, exchanged, donated, encumbered, transferred or otherwise alienated to any other person or entity.
     7. Indemnity.
     (a) Each of TODD, JAR and Reeves shall protect and indemnify (and, at TMR’s request, defend) each of the Meridian-Related Parties from and against (and also pay any and all attorney’s fees, costs and expenses incurred by any or all of the Meridian-Related Parties arising out of or relating to) any (i) Released Claims that are asserted by, through or under any or all of the Reeves-Related Parties or (ii) any Claims that constitute a breach by any of the Reeves Parties of any covenant, representation or warranty of TODD, JAR or Reeves under this Settlement Agreement

     (b) TMR shall protect and indemnify (and, at Reeves’s request, defend) each of the Reeves-Related Parties from and against (and also pay any and all attorney’s fees, costs and expenses incurred by any or all of the Reeves-Related Parties arising out of or relating to) any (i) Released Claims that are asserted by, through or under any or all of the Meridian-Related Parties or (ii) any Claims that constitute a breach by any of the Meridian Parties of any covenant, representation or warranty of TMR under this Settlement Agreement.
     8. Costs and fees. Each Party shall be responsible for any and all attorneys fees and other fees, costs and expenses incurred by such Party in connection with the with the negotiation, execution, delivery and/or performance of this Settlement Agreement (except as provided in paragraph 6 above).
     9. Construction of this Settlement Agreement. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the Claims compromised herein. There are no oral agreements between the Parties. This Settlement Agreement along with the Letter Agreement, MPAs, Form JOAs, Third Party Operating Agreements, Original NPI Agreement as amended by the NPI Amendment, Termination Agreement, the Omnibus Agreement (which is, together with its exhibits, incorporated in its entirety herein) and the prior assignments executed under the Letter Agreement or Original NPI Agreement as amended by the NPI Amendment supersede and replace any and all other prior or contemporaneous agreements, representations or understandings (written, oral or otherwise) with respect to the NPIs and MPAs or the subject matter hereof. Each Party confirms that it is not relying on any representations or warranties of any other Party except as specifically set forth in this Settlement Agreement. This Settlement Agreement shall be considered the joint work product of all Parties; thus, no provision shall be construed against a Party on the grounds that it proposed, drafted or modified such (or any other proposed or final) provision. The headings in this Settlement Agreement are for convenience only and shall not limit or otherwise affect the interpretation of any provision in this Settlement Agreement. No amendment or modification hereof shall be binding unless in writing and duly executed by all Parties or their respective heirs, legal representative, successors or assigns. Every provision of this Settlement Agreement is intended to be severable such that the invalidity or unenforceability of any provision of this Settlement Agreement shall not affect the validity or enforceability of any other provision of this Settlement Agreement, unless and except if the provision(s) that is/are struck for invalidity are so material that the party in whose favor said provision(s) run would not have entered into this Settlement Agreement had said party known that the provision(s) was invalid..
     10. Choice of law; venue. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflict-of-laws provisions that would apply the laws of another jurisdiction. Further, the Parties agree that any legal proceeding to enforce the provisions of this Settlement Agreement shall be brought solely in Houston, Harris County, Texas. This provision is specifically limited to claims arising directly out of this Settlement Agreement and is not meant to modify the choice of law or venue provisions set forth in any of the underlying agreements including the Original NPI Agreement, the NPI Amendment, the Letter Agreement, the MPAs and/or the Omnibus Agreement.

     11. Joinder by Reeves’ wife. Reeves’ wife joins this Settlement Agreement solely for purposes of (a) binding any community property interest she may have in any or all of (i) the Claims released by Reeves in this Settlement Agreement and/or (ii) the agreements referenced in the recitals above and (b) consenting to and ratifying this Settlement Agreement.
     12. Successors and assigns. This Settlement Agreement shall be binding on and inure to the benefit of each Party and its/his heirs, legal representatives, successors and assigns.
     13. Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.
[remainder of page intentionally blank; signature pages follow]

     IN WITNESS WHEREOF, TODD, JAR and Reeves have executed this Settlement Agreement in the presence of the undersigned competent witnesses on the date set forth in the notarial acknowledgment below but effective as of the Effective Time.

WITNESSES to all signatures		Texas Oil Distribution & Development, Inc.

		By:	/s/ Joseph A. Reeves, Jr.

Joseph A. Reeves, Jr., President
Signature:	/s/ Lloyd DeLano

Name printed: Lloyd DeLano		JAR Resource Holdings, LLC
By JAR Resource Corporation, its general partner

		By:	/s/ Joseph A. Reeves, Jr.

Joseph A. Reeves, Jr., President

Signature:	/s/ Ethel Pourciaux

Name printed: Ethel Pourciaux		Joseph A. Reeves, Jr.

/s/ Joseph A. Reeves, Jr.

Joseph A. Reeves, Jr.
Notarial acknowledgment
State of Texas
County of Harris
     Before me, the undersigned Notary Public in and for the aforesaid State and County, personally appeared Joseph A. Reeves, Jr., who is personally known to me and who upon being duly sworn by me did state that he executed the foregoing instrument this day (i) as the duly authorized President of Texas Oil Distribution & Development, Inc., a Texas corporation, by the authority of its board of directors as the free act and deed of said corporation, (ii) as the duly authorized President of JAR Resource Corporation, a Texas corporation and the general partner of JAR Resource Holdings, LLC, a Texas limited liability company, by the authority of said corporation’s board of directors and said partnership’s partner as the free act and deed of said corporation and partnership and (iii) as his free and deed in his individual capacity.
     WITNESS MY HAND AND SEAL this 22nd day of December 2009.

/s/ Melinda Frew
Notary Public for the State of Texas
My commission expires 11-5-10

     IN WITNESS WHEREOF, TMR has executed this Settlement Agreement in the presence of the undersigned competent witnesses on the date set forth in the notarial acknowledgment below but effective as of the Effective Time.

WITNESSES:		The Meridian Resource Corporation

Signature:	/s/ Tiffany Peoples Elder	By:	/s/ Paul Ching

Name printed: Tiffany Peoples Elder			Paul Ching, Chief Executive Officer

Signature:	/s/ Ethel Pourciaux

Name printed: Ethel Pourciaux
Notarial acknowledgment
State of Texas
County of Harris
     Before me, the undersigned Notary Public in and for the aforesaid State and County, personally appeared Paul Ching, who is personally known to me and who upon being duly sworn by me did state that he executed the foregoing instrument this day as the duly authorized Chief Executive Officer of The Meridian Resource Corporation, a Texas corporation, by the authority of its board of directors as the free act and deed of said corporation.
     WITNESS MY HAND AND SEAL this 22nd day of December 2009.

/s/ Melinda Frew
Notary Public for the State of Texas
My commission expires 11-5-10

     IN WITNESS WHEREOF, Marilyn Dianne Stewart Reeves has executed and delivered this Settlement Agreement (solely for the purposes as provided in paragraph 11 above) in the presence of the undersigned competent witnesses on the date set forth in the notarial acknowledgment below but effective as of the Effective Time.
WITNESSES:

Signature:	/s/ Lloyd DeLano	/s/ Marilyn Dianne Stewart Reeves

Name printed: Lloyd DeLano		Marilyn Dianne Stewart Reeves

Signature:	/s/ Ethel Pourciaux

Name printed: Ethel Pourciaux
Notarial acknowledgment
State of Texas
County of Harris
     Before me, the undersigned Notary Public in and for the aforesaid State and County, personally appeared Marilyn Dianne Stewart Reeves, who is personally known to me and who upon being duly sworn by me did state that she executed the foregoing instrument this day as her free act and deed.
     WITNESS MY HAND AND SEAL this 22nd day of December 2009.

/s/ Melinda Frew
Notary Public for the State of Texas
My commission expires 11-5-10